Exhibit 99.2

News Release

For Immediate Release
November 7, 2013

Approach Resources Inc. Names Sergei Krylov

Executive Vice President and Chief Financial Officer

Fort Worth, Texas, November 7, 2013 – Approach Resources Inc. (NASDAQ: AREX) today announced that Sergei Krylov, Managing Director at J.P. Morgan Securities LLC, has been named to the position of Executive Vice President and Chief Financial Officer. Mr. Krylov will assume the position from Steven P. Smart, who has been with the Company since its inception in 2002, and Chief Financial Officer since 2007. Mr. Smart announced his intention to retire from the Company effective December 31, 2013.

Mr. Krylov, 36, brings over 13 years of oil and gas industry finance experience from J.P. Morgan’s Energy Investment Banking group. While at J.P. Morgan, Mr. Krylov advised clients on strategic planning, mergers and acquisitions and capital market transactions. Mr. Krylov holds a Bachelor of Business Administration in Finance, summa cum laude, from Pace University. Mr. Krylov’s employment with the Company will begin upon his satisfaction of certain conditions of his prior employment, which we expect will be on or before January 2, 2014.

J. Ross Craft, President and Chief Executive Officer, commented, “We are very pleased to announce the addition of Sergei to Approach’s senior management team. Sergei has deep oil and gas experience from a leading global investment bank, and has been a trusted advisor to Approach since before our IPO in 2007. Sergei’s knowledge of our company and assets makes him a perfect leader for this important role. I also want to thank Steve for his accomplishments and dedication to Approach for the past 11 years. We are very grateful to Steve for his contribution to our growth during his tenure as Chief Financial Officer.”

Approach Resources Inc. is an independent oil and gas company with core operations, production and reserves located in the Permian Basin in West Texas. The Company targets multiple oil and liquids-rich formations in the Permian Basin, where the Company operates approximately 149,000 net acres. For more information about the Company, please visit www.approachresources.com. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the addition to executive management discussed herein. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives,

INVESTOR CONTACT	APPROACH RESOURCES INC.

Megan P. Hays mhays@approachresources.com	One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas 76116
817.989.9000 x2108	www.approachresources.com

other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in the Company’s Securities and Exchange Commission (“SEC”) filings. The Company’s SEC filings are available on the Company’s website at www.approachresources.com. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.